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                                                                    EXHIBIT 23.5

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 File No. 333-62448) and related Prospectus of UBS AG for the registration of Trust Preferred Securities and to the incorporation by reference therein of our report dated 5 March 2001, with respect to the consolidated financial statements of UBS AG included in its Annual Report on Form 20-F for the year ended 31 December 2000 filed with the Securities and Exchange Commission.





                                            Ernst & Young Ltd.




                                  K. D. Marshall           Thomas Schneider
                             ----------------------       -------------------
                             Kenneth D. Marshall          Thomas Schneider
                             Certified Public Accountant  Certified Accountant
                             in charge of the audit       in charge of the audit



Basel, Switzerland
13 June 2001